EXHIBIT 4.6



                                 FIRST AMENDMENT
                                 ---------------
                                       OF
                                       --
              TRIBUNE COMPANY DEFINED CONTRIBUTION RETIREMENT PLAN
              ----------------------------------------------------

             (As Amended and Restated Effective as of July 1, 1994)



                  WHEREAS, Tribune Company (the "Company") maintains the Tribune Company Defined Contribution Retirement Plan (the "Plan"); and

                  WHEREAS, the Plan has been amended from time to time and further amendment of the Plan is now considered desirable;

                  NOW, THEREFORE, by virtue and in exercise of the authority reserved to the Company by Section 13.1 of the Plan and delegated to the undersigned by resolution of its Board of Directors, the Plan be and is hereby further amended in the following particulars:

                  1. By substituting the following for Section 7.6 of the Plan, effective January 1, 1998:

         "7.6     Payment of Benefits

                  When a Participant or his Beneficiary becomes entitled to a distribution pursuant to Section 7.2, 7.3 or 7.4, the amount available for distribution shall be paid to the Participant or his Beneficiary, as the case may be, in a lump sum; provided, however, if a Participant's vested account balance at the time of distribution (or any prior distribution) exceeds $5,000, distribution shall not be made to the Participant before he attains age 65 unless he consents thereto."

                  2. By substituting "$5,000" for "$3,500" where the latter appears in Section 7.7 of the Plan, effective January 1, 1998.


                  3. By adding to the Plan the Contribution Schedule No. 2 attached hereto, effective as of May 15, 1995.


                  4. By adding to the Plan the Contribution Schedule No. 3 attached hereto, effective as of January 1, 1996.

                  5. By adding to the Plan the Contribution Schedule No. 4 attached hereto, effective as of July 1, 1996.

                  6. By adding to the Plan the Contribution Schedule No. 5 attached hereto, effective as of January 1, 1996.

                  7. By adding to the Plan the Contribution Schedule No. 6 attached hereto, effective as of April 1, 1995.

                  8. By adding to the Plan the Contribution Schedule No. 7 attached hereto, effective as of July 1, 1994.

                           CONTRIBUTION SCHEDULE NO. 2


                  The following provisions of this Contribution Schedule shall constitute a part of the Tribune Company Defined Contribution Retirement Plan (the "Plan") as contemplated by Section 3.1 thereof, and shall apply to those Participants in the Plan who are Covered Employees of the following Contributing
Employers:

Contributing Employers:
----------------------

                  Relcon, Inc.

Salary Reduction Amounts:
------------------------

                  None.

Schedule Matching Percentage (Plan Section 3.1(b)):
--------------------------------------------------

                  None.

Matched Salary Reduction Amount (Plan Section 3.1(b)):
-----------------------------------------------------

                  None.

Basic Contribution (Plan Section 3.1(c)):
----------------------------------------

                  For any calendar quarter with respect to a Covered Employee of a Contributing Employer designated above, an amount equal to two percent (2%) of his Compensation paid by that Contributing Employer during that calendar quarter.

General:
-------

                  The terms used in this Contribution Schedule which are defined in the Plan shall have the same meanings assigned to them for purposes in the Plan.

                  The provisions of this Contribution Schedule shall be effective as of May 15, 1995.

                           CONTRIBUTION SCHEDULE NO. 3


                  The following provisions of this Contribution Schedule shall constitute a part of the Tribune Company Defined Contribution Retirement Plan (the "Plan") as contemplated by Section 3.1 thereof, and shall apply to those Participants in the Plan who are Covered Employees of the following Contributing
Employers:

Contributing Employers:
----------------------

                  KHTV, Inc.


Schedule Matching Percentage (Plan Section 3.1(b)):
--------------------------------------------------

                  Twenty-five percent (25%).


Matched Salary Reduction Amount (Plan Section 3.1(b)):
-----------------------------------------------------

                  For any calendar month with respect to a Covered Employee of a Contributing Employer designated above, that portion of his Salary Reduction Amount for that calendar month which is based on his Compensation from that Contributing Employer and which does not exceed four percent (4%) of his Compensation paid by that Contributing Employer during that calendar month.

Basic Contribution (Plan Section 3.1(c)):
----------------------------------------

                  For any calendar quarter with respect to a Covered Employee of a Contributing Employer designated above, an amount equal to four percent (4%) of his Compensation paid by that Contributing Employer during that calendar quarter.

General:
-------

                  The terms used in this Contribution Schedule which are defined in the Plan shall have the same meanings assigned to them for purposes in the Plan.

                  The provisions of this Contribution Schedule shall be effective as of January 1, 1996.

                           CONTRIBUTION SCHEDULE NO. 4


                  The following provisions of this Contribution Schedule shall constitute a part of the Tribune Company Defined Contribution Retirement Plan (the "Plan") as contemplated by Section 3.1 thereof, and shall apply to those Participants in the Plan who are Covered Employees of the following Contributing
Employers:

Contributing Employers:
----------------------

                  KSWB Inc.


Schedule Matching Percentage (Plan Section 3.1(b)):
--------------------------------------------------

                  Twenty-five percent (25%).


Matched Salary Reduction Amount (Plan Section 3.1(b)):
-----------------------------------------------------

                  For any calendar month with respect to a Covered Employee of a Contributing Employer designated above, that portion of his Salary Reduction Amount for that calendar month which is based on his Compensation from that Contributing Employer and which does not exceed four percent (4%) of his Compensation paid by that Contributing Employer during that calendar month.

Basic Contribution (Plan Section 3.1(c)):
----------------------------------------

                  For any calendar quarter with respect to a Covered Employee of a Contributing Employer designated above, an amount equal to four percent (4%) of his Compensation paid by that Contributing Employer during that calendar quarter.

General:
-------

                  The terms used in this Contribution Schedule which are defined in the Plan shall have the same meanings assigned to them for purposes in the Plan.

                  The provisions of this Contribution Schedule shall be effective as of July 1, 1996 with respect to Matching Contributions and April 1, 1997 with respect to Basic Contributions.

                           CONTRIBUTION SCHEDULE NO. 5


                  The following provisions of this Contribution Schedule shall constitute a part of the Tribune Company Defined Contribution Retirement Plan (the "Plan") as contemplated by Section 3.1 thereof, and shall apply to those Participants in the Plan who are Covered Employees of the following Contributing
Employers:

Contributing Employers:
----------------------

                  WPIX Inc.


Eligible Employees:
------------------

                  This Contribution Schedule shall apply to each Employee of WPIX Inc. who would otherwise be an Eligible Employee in accordance with the provisions of Section 1.1(l) of the Plan and whose terms and conditions of employment are covered by a collective bargaining agreement between WPIX Inc. and the International Brotherhood of Electrical Workers Local #1212 that calls for participation in this Plan.

Schedule Matching Percentage (Plan Section 3.1(b)):
--------------------------------------------------

                  None.


Matched Salary Reduction Amount (Plan Section 3.1(b)):
-----------------------------------------------------

                  None.


Basic Contribution (Plan Section 3.1(c)):
----------------------------------------

                  None.


General:
-------

                  The terms used in this Contribution Schedule which are defined in the Plan shall have the same meanings assigned to them for purposes in the Plan.

                  The provisions of this Contribution Schedule shall be effective as of January 1, 1996.

                           CONTRIBUTION SCHEDULE NO. 6


                  The following provisions of this Contribution Schedule shall constitute a part of the Tribune Company Defined Contribution Retirement Plan (the "Plan") as contemplated by Section 3.1 thereof, and shall apply to those Participants in the Plan who are Covered Employees of the following Contributing
Employers:

Contributing Employers:
----------------------

                  WPIX Inc.


Eligible Employees:
------------------

                  This Contribution Schedule shall apply to each Employee of WPIX Inc. who would otherwise be an Eligible Employee in accordance with Section 1.1(l) of the Plan and whose terms and conditions of employment are governed by a collective bargaining agreement between WPIX Inc. and the Newspaper Guild that calls for participation in this Plan.

Schedule Matching Percentage (Plan Section 3.1(b)):
--------------------------------------------------

                  None.


Matched Salary Reduction Amount (Plan Section 3.1(b)):
-----------------------------------------------------

                  None.


Basic Contribution (Plan Section 3.1(c)):
----------------------------------------

                  None.


General:
-------

                  The terms used in this Contribution Schedule which are defined in the Plan shall have the same meanings assigned to them for purposes in the Plan.

                  The provisions of this Contribution Schedule shall be effective as of April 1, 1995.

                           CONTRIBUTION SCHEDULE NO. 7


                  The following provisions of this Contribution Schedule shall constitute a part of the Tribune Company Defined Contribution Retirement Plan (the "Plan") as contemplated by Section 3.1 thereof, and shall apply to those Participants in the Plan who are Covered Employees of the following Contributing
Employers:

Contributing Employers:
----------------------

                  WLVI, Inc.


Eligible Employees:
------------------

                  This Contribution Schedule shall apply to each Employee of WLVI, Inc. who would otherwise be an Eligible Employee in accordance with
Section 1.1(l) of the Plan and whose terms and conditions of employment are governed by a collective bargaining agreement between WLVI, Inc . and the International Brotherhood of Electrical Workers Local #1228 that calls for participation in this Plan.

Schedule Matching Percentage (Plan Section 3.1(b)):
--------------------------------------------------

                  None.


Matched Salary Reduction Amount (Plan Section 3.1(b)):
-----------------------------------------------------

                  None.


Basic Contribution (Plan Section 3.1(c)):
----------------------------------------

                  For any calendar quarter with respect to a Covered Employee of a Contributing Employer designated above, an amount equal to the following percent of his Compensation paid by that Contributing Employer during that calendar quarter:

                           2% effective July 1, 1994
                           3% effective January 1, 1996


General:
-------

                  The terms used in this Contribution Schedule which are defined in the Plan shall have the same meanings assigned to them for purposes in the Plan.

                  The provisions of this Contribution Schedule shall be effective as of July 1, 1994.